UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2013

99¢ ONLY STORES

(Exact name of registrant as specified in its charter)

California	1-11735	95-2411605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 East Union Pacific Avenue
City of Commerce, California	90023
(Address of principal executive offices)	(Zip Code)

(323) 980-8145

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 9, 2013, Marvin Holen advised 99¢ Only Stores (the “Company”) that he would resign from his positions as a member of the Board of Directors of each of the Company and its parent, Number Holdings, Inc. (“Parent”), and a member of the Compensation Committee of the Board of Directors of Parent (the “Parent Board”), effective upon the nomination of his successor by the Rollover Stockholders (as defined below) and election of his successor to the Parent Board.

Under the stockholders agreement (the “Stockholders Agreement”), dated as of January 13, 2012, by and among Parent, Ares Corporate Opportunities Fund III, L.P., Canada Pension Plan Investment Board and the other stockholders party thereto, the Rollover Stockholders (as defined therein) currently have the right to designate one member of the Parent Board.  Mr. Holen was previously designated by the Rollover Stockholders pursuant to the Stockholders Agreement.

Mr. Holen’s resignation was not the result of any disagreement with Parent or the Company on any matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

99¢ ONLY STORES

Dated:	August 13, 2013	By:	/s/ Richard Anicetti
Richard Anicetti
Interim President and Chief Executive Officer